EXHIBIT 10.7

FOURTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENTS

FOURTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENTS dated as of December 6, 2002 (this “Amendment”) among G-P Receivables, Inc., as the seller (the “Seller”), Georgia-Pacific Corporation, as collection agent (the “Collection Agent”), Blue Ridge Asset Funding Corporation (“Blue Ridge”), Corporate Receivables Corporation (“CRC”), Corporate Asset Funding Company, Inc. (“CAFCO”), Four Winds Funding Corporation (“Four Winds”), Victory Receivables Corporation (“Victory” and, together with Blue Ridge, CRC, CAFCO and Four Winds, the “Purchasers”), Citibank, N.A. (“Citibank”), Commerzbank AG (New York Branch) (“Commerzbank”), The Bank of Tokyo-Mitsubishi, Ltd. (New York Branch) (“BTM”), Wachovia Bank National Association (“Wachovia” and, together with Citibank, Commerzbank and BTM, the “Secondary Purchasers”) and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”).

WITNESSETH

WHEREAS, the Seller, the Collection Agent, the Purchasers and the Administrative Agent entered into that certain Second Amended and Restated Receivables Purchase Agreement dated as of December 19, 2001, as amended (the “Primary Purchase Agreement”);

WHEREAS, the Seller, the Collection Agent, the Secondary Purchasers and the Administrative Agent entered into that certain Second Amended and Restated Receivables Purchase Agreement dated as of December 19, 2001, as amended (the “Secondary Purchase Agreement” and, together with the Primary Purchase Agreement, the “Agreements”); and

WHEREAS, the Purchasers (other than Four Winds) and the Secondary Purchasers (other than Commerzbank) have elected to extend the Facility Termination Date under the Primary Purchase Agreement and the Expiration Date under the Secondary Purchase Agreement, respectively;

WHEREAS, the parties hereto wish to (i) effect a reallocation of the Pro Rata Shares and waive certain provisions of Section 2.01(d) of the Primary Purchase Agreement in connection with such reallocation, (ii) terminate Four Winds’ rights and obligations under the Agreements, (iii) terminate Commerzbank’s rights and obligations under the Secondary Purchase Agreement, (iv) adjust the Commitments of the Secondary Purchasers, (v) add, as an additional Originator, Millennium Packaging Solutions, LLC, a Delaware limited liability company (the “New Originator”), to the facility provided to the Seller by the Purchasers and the Secondary Purchasers and (vi) amend the Agreements in the manner and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.     DEFINED TERMS.

Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Agreements.

SECTION 2.     REALLOCATION OF PRO RATA SHARES UNDER PRIMARY PURCHASE AGREEMENT.

Notwithstanding the provisions of the first sentence of Section 2.01(d) of the Primary Purchase Agreement, the Pro Rata Shares of the Purchasers under the Primary Purchase Agreement shall be reallocated effective as of the close of business on December 17, 2002 (the “Reallocation Effective Date”) as set forth in Section 7(b)(iii) hereof. Each of the Purchasers and the Secondary Purchasers expressly consents to such reallocation and waives compliance with the notice requirement set forth in the first sentence of Section 2.01(d) of the Primary Purchase Agreement. The parties further agree that any noncompliance with the provisions of the Agreements by virtue of the reallocation set forth above shall be deemed not to constitute a breach or default by the Seller under the Agreements, and that such reallocation shall be deemed to be permissible and effective in all respects and for all purposes under the Agreements.

SECTION 3.     RELEASE OF FOUR WINDS FROM PRIMARY PURCHASE AGREEMENT.

In accordance with the terms of the Primary Purchase Agreement, effective as of the close of business on December 17, 2002, Four Winds shall be released from all of its obligations under the Primary Purchase Agreement and shall, upon payment of all amounts due to Four Winds under the Primary Purchase Agreement, relinquish all of its rights thereunder (other than such rights that expressly survive the occurrence of the Facility Termination Date with respect to Four Winds).

SECTION 4.     ELIMINATION OF COMMERZBANK’S COMMITMENT UNDER SECONDARY PURCHASE AGREEMENT.

(a)     In accordance with the terms of the Secondary Purchase Agreement, Commerzbank’s Commitment under the Secondary Purchase Agreement shall be terminated effective as of the close of business on December 17, 2002.

(b)     From and after the Reallocation Effective Date, Commerzbank shall be released from all of its obligations under the Secondary Purchase Agreement and shall, upon payment of all amounts due to Commerzbank under the Secondary Purchase Agreement, relinquish all of its rights thereunder (other than such rights that expressly survive the termination of Commerzbank’s Commitment).

SECTION 5.     ADJUSTMENT IN COMMITMENT OF SECONDARY PURCHASERS.

Each Secondary Purchaser hereby agrees that, effective immediately upon the reallocation of the Pro Rata Shares and the expiration of Commerzbank’s commitment (each as described above), the Commitment of such Secondary Purchaser shall be adjusted as required by the Secondary Purchase Agreement.

SECTION 6.     EXTENSION OF THE EXPIRATION DATE.

On the Reallocation Effective Date, the Facility Termination Date under the Primary Purchase Agreement and the Expiration Date under the Secondary Purchase Agreement shall each be December 15, 2003. Each of the Purchasers and the Secondary Purchasers waives compliance with the notice requirements set forth in Section 2.01(j) of the Agreements.

SECTION 7.     AMENDMENTS TO THE PRIMARY PURCHASE AGREEMENT.

(a)     The following amendments to the Primary Purchase Agreement shall be effective on the Amendment Effective Date (as defined in Section 10 hereof):

  (i)     The definition of “Adjusted Net Worth” in Section 1.01 of the Primary Purchase Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Adjusted Net Worth” means, at any date, an amount equal to the sum of (a) the Net Worth at such date plus (b) the Goodwill Amount, if any, plus or minus (c) commencing with the fiscal year of Georgia-Pacific ending December 31, 2002, the OCI Pension Adjustment Amount, if any. For purposes of calculating Adjusted Net Worth, if the OCI Pension Adjustment Amount is a negative number, then such amount shall be added in the calculation thereof, and if the OCI Pension Adjustment Amount is a positive number, then such amount shall be subtracted in the calculation thereof.

(ii)     The definition of “Affiliate” in Section 1.01 of the Primary Purchase Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Affiliate” means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, a Person shall be deemed to control another Person if such Person possesses, directly of indirectly, the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such other Person or (ii) direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

(iii)     The definition of “Asset Sales” in Section 1.01 of the Primary Purchase Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Asset Sales” means any sale or disposition of assets of Georgia-Pacific or any of its Subsidiaries or series of related sales or dispositions of assets of Georgia-Pacific or any of its Subsidiaries (other than the sale of inventory in the ordinary course of business).

(iv)    The definition of “Lock-Box Agreement” in Section 1.01 of the Primary Purchase Agreement is hereby amended by inserting after the words “Exhibit B” in such definition the words “(or in such other form as shall be acceptable to the Purchasers, the Secondary Purchasers and the Administrative Agent in their sole discretion)”.

(v)    Section 1.01 of the Primary Purchase Agreement is hereby amended by inserting the following new definition in its proper alphabetical sequence:

“OCI Pension Adjustment Amount” means, as of any date, with respect to Georgia-Pacific’s pension plans, that portion of other comprehensive income related to minimum pension liability adjustments for the most recently ended fiscal year of Georgia-Pacific.

(vi)     Section 2.08 of the Primary Purchase Agreement is hereby amended by (A) deleting the words “(whether or not having the force of law)” in each of paragraph (a) and paragraph (b) thereof and (B) inserting after the words “such authority, central bank or comparable agency” in each of paragraph (a) and paragraph (b) thereof the words “or any change in the application of GAAP (in any case, whether or not having the force of law)”.

(vii)     Section 5.01 of the Primary Purchase Agreement is hereby amended by (A) deleting clause (w) thereof in its entirety and inserting the following new clause (w) in replacement thereof:

(w)     Agreed Procedures.   On or before the day which is 30 days prior to any date after December 18, 2002 on which an extension of the Facility Termination Date shall become effective (any such date, an “Extension Effective Date”), a firm of nationally recognized independent certified public accountants (who may render other services to the Collection Agent or the Seller) shall furnish a report (which report shall cover, initially, the period from November 1, 2002 to a date specified by the Seller which is no more than 60 days prior to the related Extension Effective Date (any such date so specified, a “Cut-Off Date”), and thereafter the period from the prior Cut-Off Date to the immediately succeeding Cut-Off Date) to each Purchaser to the effect that they have applied such procedures as the Purchasers may reasonably request and examined certain documents and records relating to the servicing of the Pool Receivables under this Agreement and that, based upon such procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement, and in addition, each report shall set forth the procedures performed. Any reasonable costs incurred by such accountants in connection with the preparation and furnishing of such report shall be paid by the Seller promptly upon receipt by the Seller of an invoice therefor.

(B) deleting clause (y) thereof in its entirety and inserting the following new clause (y) in replacement thereof:

(y) Coverage Ratio.    The Seller shall not permit at any time the Receivable Interests of any Purchaser to exceed such Purchaser’s Pro Rata Share or the Aggregate Receivable Interest of all of the Purchasers to exceed 97.5%; provided, that if Georgia-Pacific’s long-term senior unsecured debt rating shall (i) be withdrawn, (ii) fall below (A) “BB” by S&P or (B) “Ba2” by Moody’s such that, in the case of either (A) or (B), the Interim Activity Report is being provided at daily intervals or (iii) be higher than (A) “BB+” by S&P and (B) “Ba1” by Moody’s, then, in any such case (i), (ii) or (iii), the Aggregate Receivable Interest of all the Purchasers may exceed 97.5%, but may not exceed 100%.

and (C) deleting clause (aa) thereof in its entirety and inserting the following new clause (aa) in replacement thereof:

(aa) Modification of Terms.    The Seller agrees that, if within 30 days of the delivery of the Investor Report prepared for the February 2003 period, the Required Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j), the definition of Eligible Receivable or the Reserve are no longer reasonable or protective and so notify the Seller in writing before the expiration of such 30-day period, the Purchasers may modify the provisions of such Section 7.01(j), the definition of Eligible Receivable or the Reserve with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

(viii) Section 7.01 of the Primary Purchase Agreement is hereby amended by inserting the words “, the definition of Eligible Receivable” after the words “this Section 7.01” in paragraph (o) thereof.

(b) The following amendments to the Primary Purchase Agreement shall be effective on the Reallocation Effective Date:

(i) The introductory paragraph of the Primary Agreement shall be amended to read in its entirety as follows:

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of December 19, 2001 among G-P RECEIVABLES, INC., a Delaware corporation (the “Seller”), GEORGIA-PACIFIC CORPORATION, a Georgia corporation (“Georgia-Pacific”), BLUE RIDGE ASSET FUNDING CORPORATION (“Blue Ridge”), CORPORATE ASSET FUNDING COMPANY, INC. (“CAFCO”), CORPORATE RECEIVABLES CORPORATION (“CRC”), VICTORY RECEIVABLES CORPORATION (“Victory”) (each of Blue

Ridge, CAFCO, CRC and Victory and their respective successors and permitted assigns, individually, a “Purchaser” and, collectively, the “Purchasers”), and CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent (the “Administrative Agent”) for the Purchasers. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

(ii) The definition of “Investor Rate” in Section 1.01 of the Primary Purchase Agreement shall be amended by (i) deleting the words “or Four Winds” in the first sentence of clause (a) thereof, (ii) deleting clause (a)(iii) of such definition in its entirety and inserting the following new clause (a)(iii) in replacement thereof:

(iii) the weighted average, determined on such day, of the Adjusted LIBOR Rate on such day, plus the per annum rate set forth below opposite the lower of the long-term senior unsecured debt ratings of Georgia-Pacific from Moody’s and S&P from time to time, to the extent that such Purchaser has any borrowings outstanding under a Liquidity Facility on such day or such Purchaser is the provider of such Liquidity Facility, on the basis of a 360-day year:

S&P Rating	Moody’s Rating	Applicable Margin
BBB or higher	Baa2 or higher	1.350%
BBB-	Baa3	1.550%
BB+	Ba1	1.825%
BB	Ba2	2.150%
BB - or lower (or if no rating is available from S&P)	Ba3 or lower (or if no rating is available from Moody’s)	2.500%

and (iii) deleting clause (b) of such definition in its entirety and inserting the following new clause (b) in replacement thereof:

(b) in the case of Victory, the all-in cost to Victory, including discount, dealer commissions and such other amounts as Victory’s conduit agent determines to be reasonable of issuing commercial paper notes to fund Victory’s Receivable Interest; provided, that, to the extent Victory shall not issue commercial paper notes to fund its Receivable Interest, the Investor Rate for Victory shall be (i) with respect to each day during a Settlement Period which is either the first, second or third day on which

Victory does not so fund its Receivable Interest, the Base Rate in effect for such day and (ii) with respect to any other day during a Settlement Period, the rate specified in clause (a)(iii) above; and

(iii) The definition of “Pro Rata Share” in Section 1.01 of the Primary Purchase Agreement shall be amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Pro Rata Share” means, for each Purchaser, the percentage set forth below opposite such Purchaser’s name, or such other percentage for such Purchaser as shall result from any reallocation in accordance with Section 2.01(d):

Blue Ridge	35.714%
CAFCO	25.714%
CRC	17.143%
Victory	21.429%

(iv) The definition of “Purchase Limit” in Section 1.01 of the Primary Purchase Agreement shall be amended by deleting the number “$900,000,000” from the first sentence thereof and inserting in replacement thereof the number “$700,000,000”.

(v) The definition of “Reference Banks” in Section 1.01 of the Primary Purchase Agreement shall be amended by (i) deleting the words “Wachovia Bank, N.A.” and inserting in replacement thereof the words “Wachovia Bank National Association” and (ii) deleting the words “Commerzbank AG (New York Branch),”.

(vi) The definition of “Related Secondary Purchaser” in Section 1.01 of the Primary Purchase Agreement shall be amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Related Secondary Purchaser” means, with respect to each Purchaser set forth below, the Person set forth opposite its name, or, in the case of any Additional Secondary Purchaser under the Secondary Purchase Agreement, the Person specified as such Additional Secondary Purchaser’s Related Purchaser.

Blue Ridge	Wachovia Bank National Association
CAFCO	Citibank, N.A.
CRC	Citibank, N.A.
Victory	Thea Bank of Tokyo-Mitsubishi, Ltd. (New York Branch)

(vii)    The definition of “Secondary Purchasers” in Section 1.01 of the Primary Purchase Agreement shall be amended by (i) deleting the words “Wachovia Bank, N.A.” and inserting in replacement thereof the words “Wachovia Bank National Association” and (ii) deleting the words “Commerzbank AG (New York Branch),”.

(viii)    The third sentence of Section 6.02(b) of the Primary Purchase Agreement shall be amended by (i) deleting the words “Wachovia Bank, N.A.” and inserting in replacement thereof the words “Wachovia Bank National Association” and (ii) deleting the words “, Commerzbank AG (New York Branch)”.

(c)    Schedules IV and V of the Primary Purchase Agreement shall be amended in their entirety as set forth in Exhibits A and B hereto on the Originator Amendment Date (as defined in Section 10 hereof).

SECTION 8.    AMENDMENTS TO SECONDARY PURCHASE AGREEMENT

(a)    Section 2.08 of the Secondary Purchase Agreement shall be amended on the Amendment Effective Date by (A) deleting the words “(whether or not having the force of law)” in each of paragraph (a) and paragraph (b) thereof and (B) inserting after the words “such authority, central bank or comparable agency” in each of paragraph (a) and paragraph (b) thereof the words “or any change in the application of GAAP (in any case, whether or not having the force of law)”.

(b)    The following amendments to the Secondary Purchase Agreement shall be effective on the Reallocation Effective Date :

(i)    The introductory paragraph of the Secondary Purchase Agreement shall be amended to read in its entirety as follows:

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of December 19, 2001 among G-P Receivables, Inc., a Delaware corporation (the “Seller”), GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the “Collection Agent”), CITIBANK, N.A. (“Citibank”), THE BANK OF TOKYO-MITSUBISHI, LTD. (NEW YORK BRANCH) (“BTM”) and WACHOVIA BANK NATIONAL ASSOCIATION (“Wachovia”) (each of Citibank, BTM and Wachovia, individually, a “Secondary Purchaser” and, collectively, the “Secondary Purchasers”) and CITICORP NORTH AMERICA, INC. (“Citicorp”), as agent (the “Administrative Agent”) for the Secondary Purchasers. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

(ii)    The definition of “Commitment” in Section 1.01 of the Secondary Purchase Agreement shall be amended by deleting the number “$900,000,000” from the first sentence thereof and inserting in replacement thereof the number “$700,000,000”.

(iii)    The definition of “Investor Rate” in Section 1.01 of the Secondary Purchase Agreement is hereby amended by deleting paragraph (a) thereof in its entirety and inserting the following new paragraph (a) in replacement thereof:

(a)    a rate equal to the weighted average of the Adjusted LIBOR Rates for the Fixed Periods occurring within such Settlement Period or portion thereof, plus the per annum rate set forth below opposite the lower of the long-term senior unsecured debt ratings of Georgia-Pacific from Moody’s and S&P from time to time, notified to the Seller and the Collection Agent by the Secondary Purchaser on the first day of each of such Fixed Periods, or such other rate as such Secondary Purchaser and the Seller shall agree to in writing.

S&P Rating	Moody’s Rating	Applicable Margin

BBB or higher	Baa2 or higher	1.350%

BBB-	Baa3	1.550%

BB+	Ba1	1.825%

BB	Ba2	2.150%

BB - or lower (or if no rating is available from S&P)	Ba3 or lower (or if no rating is available from Moody’s)	2.500%

(iv)    The definition of “Reference Banks” in Section 1.01 of the Secondary Purchase Agreement shall be amended by deleting the words “Commerzbank,” from such definition.

(v)    The definition of “Related Purchaser” in Section 1.01 of the Secondary Purchase Agreement shall be amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Related Purchaser” means, with respect to each Purchaser set forth below, the Person set forth opposite its name, or, in the case of any Additional Purchaser under the Primary Purchase Agreement, the Person specified as such Additional Purchaser’s Related Purchaser.

Blue Ridge	Wachovia Bank National Association

CAFCO	Citibank, N.A.

CRC	Citibank, N.A.

Victory	The Bank of Tokyo-Mitsubishi, Ltd. (New York Branch)

(vi)    Section 6.02(b) of the Secondary Purchase Agreement shall be amended by deleting the words “Commerzbank,” from the third sentence thereof.

SECTION 9.    COVENANTS

(a)    Notwithstanding anything to the contrary in the Agreements, the Seller and Georgia-Pacific hereby covenant and agree for the benefit of the Purchasers, the Secondary Purchasers and the Administrative Agent as follows:

(i)    Lockboxes.  The Seller and Georgia-Pacific shall, on or before February 28, 2003, deliver to the Administrative Agent, (A) Lock-Box Agreements with respect to each Lock-Box Account, each such agreement executed by (I) the Seller, Georgia-Pacific or the applicable Originator, as the case may be, and (II) each Lock-Box Bank and (B) such other agreements or documents (in form and substance satisfactory to the Administrative Agent) as may be reasonably necessary to cause each Depositary Bank to acknowledge the Administrative Agent’s interest, as Administrative Agent hereunder, with respect to each applicable Depositary Account;

(ii)    Additional Due Diligence.  On or before January 31, 2003 (or such other date as may be agreed to by the Seller, Georgia-Pacific, the Purchasers, the Secondary Purchasers and the Administrative Agent), the Seller and Georgia-Pacific shall permit each Purchaser, each Secondary Purchaser and the Administrative Agent, or their respective agents or representatives, to visit and inspect the offices and properties of the Seller and Georgia-Pacific for the purpose of examining and making copies of and abstracts from all Records in the possession or under the control of the Seller or Georgia-Pacific relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts and to discuss matters relating to the Seller’s and Georgia-Pacific’s financial condition or the Pool Receivables and the Related Security or the Seller’s or Georgia-Pacific’s performance hereunder or under the Contracts with any of the officers or employees of the Seller or Georgia-Pacific having knowledge of such matters. In the event that the results of such examination and discussions are not satisfactory to any Purchaser, Secondary Purchaser or the Administrative Agent, such Purchaser, Secondary Purchaser or the Administrative Agent, as the case may be, shall so notify Georgia-Pacific and Georgia-Pacific shall promptly, but in any event not later than 30 days after the receipt of such notice by Georgia-Pacific, propose a definitive plan for addressing any deficiencies cited by such Purchaser, Secondary Purchaser or the Administrative Agent, as applicable, which plan shall be satisfactory in form and substance to each of the Purchasers, the Secondary Purchasers and the Administrative Agent; and

(iii)    Additional Accountants’ Report.  Prior to February 4, 2003, Georgia-Pacific shall cause a firm of nationally recognized independent certified public accountants (who may render other services to Georgia-Pacific or the Seller) to furnish a report (which report shall cover the period from the date of this Agreement to October 31, 2002) to each Purchaser, each Secondary Purchaser and the Administrative Agent to the effect that they have applied such procedures as the Purchasers or the Secondary Purchasers may reasonably request and examined certain documents and records relating to the servicing of the Pool Receivables and that, based upon such procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement, and in addition, each report shall set forth the procedures performed. Any costs incurred by such accountants in connection with the preparation and furnishing of such report shall be paid by the Seller promptly upon receipt by the Seller of an invoice therefor. In the event that such report shall indicate the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms of this Agreement, Georgia-Pacific shall promptly, but in any event not later than February 4, 2003, propose a definitive plan for addressing any deficiencies cited in such report, which plan shall be satisfactory in form and substance to the Purchasers, the Secondary Purchasers and the Administrative Agent.

(b)    The failure by the Seller or Georgia-Pacific to satisfy any of the covenants set forth in paragraph (a) of this Section 9 shall constitute an Event of Termination under the Agreements

SECTION 10.    EFFECTIVE DATE.

(a)    The amendments to the Agreements set forth in Sections 7(a) and 8(a) hereof shall be effective on the first date on which the Administrative Agent shall have received this Amendment, executed by each of the parties (such date, the “Amendment Effective Date”).

(b)    The amendments to the Agreements set forth in Sections 7(b) and 8(b) hereof and the extension of the Facility Termination Date under the Primary Purchase Agreement and the Expiration Date under the Secondary Purchase Agreement pursuant to Section 6 hereof shall each be effective on the Reallocation Effective Date provided the conditions precedent set forth in Section 11(a) have been satisfied on or prior to the Reallocation Effective Date.

(c)    The amendments to the Primary Purchase Agreement set forth in Section 7(c) hereof shall be effective on the first date after the Amendment Effective Date on which the conditions precedent set forth in Section 11(b) have been satisfied (such date, the “Originator Amendment Date”).

SECTION 11.    CONDITIONS PRECEDENT.

(a)    The effectiveness of the amendments to the Agreements set forth in Sections 7(b) and 8(b) hereof shall be subject to the satisfaction of the following conditions precedent:

(i)    The receipt by the Purchasers, the Secondary Purchasers and the Agent of an executed fee letter (the “Fee Letter”) among the Seller, Georgia-Pacific, the Secondary Purchasers and the Agent with respect to the payment of certain fees.

(ii)    The receipt by the Purchasers, the Secondary Purchasers and the Agent of a certificate, in form and substance satisfactory to the Purchasers, the Secondary Purchasers and the Agent, from a Responsible Officer of the Seller certifying that (i) the representations and warranties contained in Article IV of the Agreements as amended hereby are true and correct on and as of the date hereof as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from the execution, delivery or performance of this Amendment or from the consummation of the transactions contemplated hereby, that constitutes an Event of Termination or a Potential Termination Event.

(iii)    The payment of all fees due and payable on or prior to such date in accordance with the Fee Letter.

(b)    The effectiveness the amendments to the Primary Purchase Agreement set forth in Section 7(c) hereof shall be subject to the receipt by each of the Purchasers, the Secondary Purchasers and the Administrative Agent of the following, each in form and substance satisfactory to each of the Purchasers, the Secondary Purchasers and the Administrative Agent:

(i)    Certificates of the Secretary or Assistant Secretary of the Seller and the New Originator certifying, in each case, (A) the names and true signatures of their respective officers authorized to sign the Transfer Agreement and the other documents to be delivered by them hereunder or in connection herewith, (B) evidence of due authorization with respect to the transactions contemplated by the Transfer Agreement, (C) the articles of incorporation or formation of the Seller and the New Originator (attached and appropriately certified by the Secretary of State of the applicable jurisdiction of incorporation or formation) and (D) the by-laws or operating agreement and all amendments thereto of the Seller and the New Originator;

(ii)    An executed Transfer Agreement executed by the Seller and the New Originator, and a Consent and Acknowledgment from the New Originator;

(iii)    Acknowledgment copies of proper financing statements, duly filed under the UCC of all jurisdictions that any Purchaser, Secondary Purchaser or the Administrative Agent shall deem necessary or desirable in order to perfect the ownership interests of the Seller in the Receivables, Contracts or Related Security purchased by the Seller from such New Originator pursuant to the applicable Transfer Agreement;

(iv)    Search results, with respect to the New Originator, for the offices of the Secretary of State of the jurisdiction of organization and principal place of business of the New Originator and acknowledgment copies of UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the New Originator;

(v)  Executed Lock-Box Agreements and undated executed copies of Lock-Box Notices to the Lock-Box Banks for each Lock-Box Account maintained by the New Originator;

(vi)  Undated executed Depositary Notices to each Depositary Bank for each Depositary Account maintained by the New Originator;

(vii)  Favorable opinions of counsel for the Seller and for the New Originator as to such matters as the Purchasers, the Secondary Purchasers or the Administrative Agent may reasonably request, which may include, without limitation, bankruptcy opinions with respect to “true sale” and nonconsolidation; and

(viii)  Such other certificates or documents as the Purchasers, the Secondary Purchasers or the Administrative Agent may reasonably request.

SECTION 12.    EXPENSES.

The Seller and the Collection Agent jointly and severally agree to pay on demand all reasonable costs and expenses actually incurred in connection with the preparation, execution, delivery and administration of this Amendment, including, without limitation, the reasonable fees and disbursements of outside counsel to the Purchasers, the Secondary Purchasers and the Administrative Agent and the reasonable due diligence expenses of the Purchasers, the Secondary Purchasers, the Administrative Agent or their respective agents or representatives.

SECTION 13.    EXECUTION IN COUNTERPARTS.

This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same agreement.

SECTION 14.    GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.    SEVERABILITY OF PROVISIONS.

Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 16.    CAPTIONS.

The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 17.    AGREEMENTS TO REMAIN IN FULL FORCE AND EFFECT.

This Amendment shall be deemed to be an amendment to the Agreements. All references to the Agreements in any other agreement or document shall on and after the effective date of this Amendment be deemed to refer to the Agreements as amended hereby.

SECTION 18.    NO PROCEEDINGS.

Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchasers any bankruptcy, reorganization, insolvency or similar proceeding until the date which is one year and one day since the last day on which any commercial paper notes issued by the Purchasers shall have matured.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the date first above written.

G-P RECEIVABLES, INC.

By:	/s/ Phillip M. Johnson
Name: Phillip M. Johnson Title: Vice President and Treasurer

GEORGIA-PACIFIC CORPORATION

By:	/s/ Phillip M. Johnson
Name: Phillip M. Johnson Title: Vice President and Treasurer

BLUE RIDGE ASSET FUNDING CORPORATION By: WACHOVIA BANK NATIONAL ASSOCIATION, AS ATTORNEY-IN-FACT

By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr. Title: Vice President

CORPORATE RECEIVABLE CORPORATION By: CITICORP NORTH AMERICA, INC., AS ATTORNEY-IN-FACT

By:	/s/ David J. Donofrio
Name: David J. Donofrio Title: Vice President

CORPORATE ASSET FUNDING COMPANY, INC. By: CITICORP NORTH AMERICA, INC., AS ATTORNEY-IN-FACT

By:	/s/ David J. Donofrio
Name: David J. Donofrio Title: Vice President

FOUR WINDS FUNDING CORPORATION By: COMMERZBANK AG (NEW YORK BRANCH), AS ATTORNEY-IN-FACT

By:	/s/ Tom Ausfahl
Name: Tom Ausfahl Title: Vice President

By:	/s/ Matt Marraffa
Name: Matt Marraffa Title: Vice President

VICTORY RECEIVABLES CORPORATION

By:	/s/ R. Douglas Donaldson
Name: R. Douglas Donaldson Title: Treasurer

CITIBANK, N.A.

By:	/s/ David J. Donofrio
Name: David J. Donofrio Title: Attorney-In-Fact

COMMERZBANK AG (NEW YORK BRANCH)

By:	/s/ Tom Ausfahl
Name: Tom Ausfahl Title: Vice President

By:	/s/ Matt Marraffa
Name: Matt Marraffa Title: Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD. (NEW YORK BRANCH)

By:	/s/ Koji Baba
Name: Koji Baba Title: SVP & Group Head

WACHOVIA BANK NATIONAL ASSOCIATION

By:	/s/ Victoria A. Dudley
Name: Victoria A. Dudley Title: Managing Director

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ David J. Donofrio
Name: David J. Donofrio Title: Vice President